UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           September 29, 2006
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


A.     2006 Equity and Incentive Plan

At the 2006 annual meeting the Company's shareholders approved the Con-way Inc. 2006 Equity and Incentive Plan. The Plan authorizes the granting of restricted stock awards, options to purchase the Company's common stock, and other types of long-term awards to key employees of the Company and its subsidiaries.

Stock options, SARs and similar awards made under the Plan cannot be made at less than Fair Market Value on the date of grant. As approved by shareholders, the Plan defines "Fair Market Value" on a grant date as the closing sales price per share of stock on the New York Stock Exchange on the last preceding date on which there was a sale of stock on the Exchange. As a result, Fair Market Value on a grant date typically has been the closing sales price of the Company's common stock on the day before the grant date.

On September 26, 2006, the Company's Compensation Committee approved an amendment to the Plan to change the definition of Fair Market Value. As amended, the Plan defines "Fair Market Value" as the closing sales price per share of stock on the New York Stock Exchange on the grant date or, if no trading occurs on the New York Stock Exchange on the grant date, on the last trading day before the grant date.

The foregoing description of the Plan, as originally adopted and as amended by the amendment, is qualified in its entirety by reference to the original 2006 Equity and Incentive Plan, which is attached as Appendix B to the Company's 2006 proxy statement, and to the amendment, a copy of which is attached hereto as Exhibit 99.1.

B.     Form of Stock Option Agreement

On September 26, 2006, the Company's Compensation Committee approved certain changes to the form of Stock Option Agreement used to evidence awards of stock options made to executives under the 2006 Equity and Incentive Plan. The changes provide that for holders of options who elect to retire under the Company's qualified defined benefit plan after reaching age 65 or upon attaining combined age and years of service of at least 85, all unvested options held by such holders will automatically vest. These options are exercisable for a period of one year after the vesting date, but not beyond the termination date of the option. For all other holders of options, unvested options are forfeited upon retirement. The amendments apply to option grants made after the effective date of the option, and do not apply to options already outstanding.

A copy of the amended form of Stock Option Agreement is attached hereto as
Exhibit 99.2. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to Exhibit 99.2.

C. Revisions to Performance Goals Applicable to Incentive Compensation and Value Management Plan Awards

On September 26, 2006, the Company's Compensation Committee approved adjustments to the performance goals applicable to incentive compensation awards made for 2006 to reflect the closure of Con-way Forwarding, the sale of Con-way Expedite! and the sale to General Motors of the Company's interest in the Vector SCM joint venture. These adjustments apply to all affected employees, other than "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code if the adjustments would result in an increase in the amount of the incentive compensation award payable to the covered employee.

The Compensation Committee also approved, in concept, adjustments to the performance goals applicable to Value Management Plan awards for the 2004 - 2006, 2005 - 2007 and 2006 - 2008 award cycles, to reflect the sale to General Motors of the Company's interest in the Vector SCM joint venture. The actual numerical adjustments to the performance goals are subject to approval by the Committee at a later date. These adjustments will apply to all affected employees, other than "covered employees" within the meaning of
Section 162(m) of the Internal Revenue Code if the adjustments would result in an increase in the amount of any Value Management Plan award payable to the covered employee.

D.     Stock Ownership Guidelines

The Company currently has stock ownership guidelines that apply to the top two levels of Company executives. On September 26, 2006, the Committee approved stock ownership guidelines for an additional level of executives. The guidelines set levels of ownership expressed as a multiple of each executive's base salary.

The guidelines applicable to the three levels of executives are shown in the following table:

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|Officer                          |Guideline (as a multiple of base salary) |
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|Level 1 (Chief Executive Officer)|                   5                     |
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|Level 2 Officers (Chief Financial|                   3                     |
|Officer, General Counsel,        |                                         |
|business unit head) (3 in total) |                                         |
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|Level 3 Officers (11 in total)   |                   1                     |
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Company policy values the following ownership interests when determining compliance with the stock ownership guidelines.

     Common shares held directly or indirectly               Full value
     Phantom stock units held in Deferred Compensation Plan Full value Common shares and preferred shares (on an as converted Full value basis) held in 401(k) plan
     In the money stock options                              50% of value
     Unvested restricted stock                               50% of value

Each Level 1 and Level 2 officer is expected to be in compliance with the stock ownership guidelines by the fifth anniversary of the date of promotion to his or her current position. All Level 3 officers are expected to be in compliance with the stock ownership guidelines by December 31, 2011.

E.   Amendment to Revolving Credit Facility

The Company has available a $400 million revolving credit facility which was established under a Credit Agreement dated as of March 11, 2005 among the Company, a group of financial institutions and the Bank of New York as agent for the financial institutions. On September 29, 2006, the Company entered into Amendment No. 1 to the Credit Agreement, which revised the pricing, extended the term of the facility from March 11, 2010 to September 30, 2011, modified certain covenants and made certain other changes to the Credit Agreement.

The foregoing description of the Credit Agreement, as originally entered into and as amended by the amendment, is qualified in its entirety by reference to the copy of the Credit Agreement attached as Exhibit 4.9 to the Company's Form 10-K for the year ended December 31, 2004, and to Amendment No. 1, a copy of which is attached hereto as Exhibit 99.3.



                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Con-way Inc.
                        ------------
                        (Registrant)

September 29, 2006      /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary